Exhibit 10.1

Date of Notification: February 5, 2023

TRANSITION, SEVERANCE & RELEASE AGREEMENT

This is an Agreement between GENWORTH FINANCIAL, INC. (the “Company”) and Daniel Sheehan (the “Employee”).

WHEREAS the Employee’s employment with the Company will end on March 31, 2023,

WHEREAS the payments and other consideration provided to the Employee under this Agreement are inclusive of all compensation, severance pay and other benefits to which the Employee is or may be entitled, and

WHEREAS the Company and the Employee intend the terms and conditions of this Agreement to govern all issues related to the Employee’s employment and the cessation of the Employee’s employment with the Company.

NOW, THEREFORE, in consideration of the covenants and mutual promises herein contained, the Company and the Employee agree as follows:

1. Termination Date; Transition; Timing of Acceptance. The Employee’s employment will be terminated on March 31, 2023 (the “Termination Date”). The Employee shall continue to be employed on active payroll and be paid the Employee’s current salary at the Company’s regular bi-weekly pay intervals until the Termination Date. The Employee will continue to serve as Chief Financial Officer (“CFO”) and Chief Investment Officer (“CIO”) through March 1, 2023, during which time he will continue to diligently perform all of the duties associated with the CFO and CIO positions. Thereafter through the Termination Date (the “Transition Period”) the Employee will serve as an advisor to the Company and may be required to come to work until the Termination Date, at the Company’s discretion. Furthermore, the Employee will resign from the Board of Directors of Enact Holdings, Inc. (“Enact”), a subsidiary of the Company, effective March 1, 2023. If the Employee does not execute this Agreement and return it to the Company electronically, or via fax, e-mail, or hand delivery no later than February 27, 2023, or via U.S. mail with a postmark no later than February 27, 2023 the offer contained in this Agreement shall be revoked and no longer capable of acceptance by the Employee. If the Employee accepts another position with the Company prior to the Termination Date, the offer contained in this Agreement shall be revoked and no longer capable of acceptance by the Employee. Additionally, if the Employee voluntarily resigns his employment with the Company, or is terminated by the Company for Cause, before the Termination Date, the offer contained in this Agreement shall be revoked and no longer capable of acceptance by the Employee. This Agreement should be returned electronically according to the instructions provided by the Company or mailed to: 6620 W. Broad St, Building 1, Attention: Ryan Gorman, Richmond, VA 23230. It may be e-mailed to ryan.gorman@genworth.com.

2. Employee Representations. The Employee hereby represents and acknowledges to the Company that (a) the Company has advised the Employee to consult with an attorney of his choosing; (b) the Employee has had at least twenty-one (21) days to consider any waiver of his rights under the Age Discrimination in Employment Act of 1967, as amended (“ADEA’’) prior to signing this Agreement; (c) the Employee agrees with the Company that changes to this agreement, if any, whether material or immaterial, will not restart the running of this consideration period; (d) the Employee has disclosed to the Company any information in his knowledge, possession, custody, or control concerning any conduct involving the Company or its affiliates that the Employee has any reason to believe involves any false claims to the United States or is or may be unlawful or violates Company Policy in any respect; (e) the consideration provided to the Employee under this Agreement is sufficient to support the releases provided by the Employee under this Agreement and is in addition to anything of value to which he was already entitled; and (f) the Employee has not filed any charges, claims or lawsuits against the Company involving any aspect of the Employee’s employment which have not been terminated as of the Effective Date of this Agreement. The Employee understands that the Company regards the representations made by him as material, and that the Company is relying on these representations in entering into this Agreement.

3. Effective Date of the Agreement. The Employee shall have seven days from the date the Employee signs this Agreement to revoke the Employee’s consent to the waiver of the Employee’s rights under the ADEA in writing addressed and delivered to the Company official identified below which action shall revoke this Agreement. In order to be valid, any written notice of revocation must be faxed, e-mailed, hand-delivered, or postmarked no later than the seventh (7th) calendar day after the date the Employee signs this Agreement. If the Employee revokes this Agreement, all of its provisions shall be void and unenforceable. If the Employee does not revoke consent, the Agreement will take effect on the day after the end of this revocation period (the “Effective Date”). Notice of revocation should be sent to: 6620 W. Broad Street, Building 1, Attention: Ryan Gorman, Richmond, VA 23230. Such notice may be e-mailed to Ryan.Gorman@genworth.com.

4. Severance Pay. Pursuant to the Employee’s status as a Tier II participant in the Genworth Financial, Inc. Amended and Restated Senior Executive Severance Plan, as amended (the “Plan,” incorporated herein by reference) the Employee shall receive a one-time, lump sum payment of 1.0 times the Employee’s current annual base salary and 1.0 times the Employee’s annual bonus for 2023, together totaling $2,325,000, less applicable deductions and withholdings, within sixty (60) days of the Termination Date.

5. Benefits. Within sixty (60) days of the Termination Date, the Employee will receive a one-time, lump sum payment of $33,146, which is equivalent to the monthly Consolidated Omnibus Budget Reconciliation Act (“COBRA”) rate to continue receiving group medical, dental, vision and/or prescription drug plan benefits based on the Employee’s current elections sponsored by the Company and maintained by the Employee for twelve (12) months, less applicable deductions and withholdings and less a 2% administrative fee. Until the Termination Date the Employee’s participation in the Company benefit plans (e.g., medical, life insurance, officer benefits) will be in accordance with the provisions of the various Company benefit plans for an active employee. If eligible, the Employee has the option to continue COBRA coverage by electing coverage during their specified enrollment period and the Employee will be responsible for paying any COBRA premium directly to the COBRA administrator.

6. Variable Incentive Compensation Payment. The Employee will be eligible to receive a prorated portion of the Employee’s Variable Incentive Compensation (“VIC”) payment at target for performance year 2023, (current target for a full year of performance is $1,550,000), less applicable deductions and withholdings, payable no later than March 15, 2024.

7. Equity and other Long-Term Incentives. Subject to Section 10 of the Plan and Section 25, infra:

(a) stock options, stock appreciation rights (SARs), restricted stock units (RSUs) and other stock and cash awards with time-based vesting restrictions granted under the Omnibus Plans (as defined in the Plan) and held by the Employee as of the Termination Date, if any, shall become immediately vested as of the Termination Date, but only with respect to the number or portion of awards that otherwise would have become vested on the award’s next regularly scheduled vesting date based on continued employment;

(b) any RSUs or other stock and cash awards that vested pursuant to clause (a) above shall settle and be paid no later than 60 days after the vesting date;

(c) any vested stock options and SARs shall expire on the earlier of (i) the one-year anniversary of the Termination Date, or (ii) their regular termination date; provided, however, that if the Employee dies before the earlier of such dates, then the stock options and SARs that are vested and unexercised as of the Termination Date shall not expire until twenty-four (24) months after the date of the Employee’s death; and

(d) performance-based stock and cash awards granted under the Omnibus Plans and held by the Employee as of the date of the Employee’s Termination Date, if any, shall remain outstanding and shall vest and be earned, if at all, based on actual performance through the end of the performance period, prorated to the nearest half-month to reflect the portion of the performance period that had elapsed prior to the Termination Date, payable on the regular payment date for such awards.

8. Nonqualified Retirement Benefits. Any benefit to which the Employee would otherwise be entitled, under any funded or unfunded nonqualified pension, retirement or deferred compensation plan maintained by the Company in which the Employee participated as of the Termination Date shall immediately vest on the Termination Date, with payment to be made at such time(s) and in accordance with the terms of such plan(s) and applicable law.

9. Outplacement Assistance. The Company will pay directly to a nationally recognized outplacement firm acceptable to the Company for executive level outplacement services to be provided to the Employee until the sooner of twelve (12) months from the Termination Date or the date upon which the Employee accepts full time employment with another employer. Outplacement services must be initiated by the Employee within 60 days of the Termination Date.

10. Change in Control. In the event that a Change in Control, as defined in the Amended and Restated 2014 Change of Control Plan, as amended (the “CiC Plan” incorporated hereto by reference), occurs prior to the Termination Date, the Employee may elect to receive the payments and benefits under the CiC Plan in lieu of the payments and benefits provided for in this Agreement to the extent permitted by law. Notwithstanding anything in this Agreement to the contrary, if the Employee elects to receive benefits under the CiC Plan pursuant to this Section: (i)

the Employee must notify the Executive Vice President of Human Resources or her successor, in writing, no later than the Termination Date or thirty (30) days following the Change in Control, whichever is earlier, of Employee’s intent to elect the CiC Plan benefits, (ii) the Employee agrees that any amounts paid to the Employee under this Agreement as of the date of such election shall be repaid by the Employee or offset from any amounts paid under the CiC Plan, (iii) the Employee agrees to fully comply with the terms and conditions of the CiC Plan including, inter alia, the requirement to timely execute a release as provided in Section 7 of the CiC Plan; and (iv) this Agreement shall be null and void upon the effective date of such release executed pursuant to the CiC Plan. In no event shall the Employee be entitled to the terms and benefits of this Agreement in addition to the terms and benefits in the CiC Plan.

11. Proprietary Information and Inventions Agreement and Confidential Information. The Proprietary Information and Inventions Agreement will remain in effect in accordance with its terms. The Employee’s obligations regarding confidential information and confidentiality are set forth in the Plan and the Proprietary Information and Inventions Agreement.

12. Non-Solicitation. Unless waived in writing by Executive Vice President of Human Resources of the Company (or her successor), during and for a period of 24 months following the Termination Date (the “Restricted Period”), the Employee will not, directly or through another person or entity, solicit or induce any employee or independent contractor for the Company, in each case with whom the Employee has had Material Contact, to terminate their employment or relationship with the Company. The Employee further agrees that during the Restricted Period, the Employee will not, directly or through another person or entity, (i) solicit any Customer with whom the Employee had Material Contact for the purposes of providing Competitive Services to such Customer or (ii) induce or attempt to induce any Customer with whom the Employee had Material Contact to terminate or reduce that Customer’s business or relationship with the Company. “Competitive Services” means the business of providing long-term care insurance or mortgage insurance, and products and services related to same. “Material Contact” means direct contact or the supervision of efforts of those who have direct contact, in each case at any time during the 12 months preceding the cessation of the Employee’s employment with the Company.

13. Release of Claims. The Employee and his heirs, assigns, and agents, release, waive, and discharge the Company and Released Parties as defined below from each and every claim, action or right of any sort, known or unknown, arising on or before the Effective Date; the parties acknowledge and agree that the decision to terminate the Employee’s employment was made prior to the Effective Date.

(a) The foregoing release includes, but is not limited to, any claim of discrimination on the basis of race, sex, pregnancy, religion, marital status, sexual orientation, national origin, handicap or disability, age, veteran status, special disabled veteran status, or citizenship status or any other category protected by law; any other claim based on a statutory prohibition or requirement; any claim arising out of or related to an express or implied employment contract, any other contract affecting terms and conditions of employment, or a covenant of good faith and fair dealing; any tort claims, any personal gain with respect to any claim arising under the qui tam provisions of the False Claims Act, 31 U.S.C. 3730 and any claims to attorney fees or expenses.

(b) The Employee represents that he understands the foregoing release, that rights and claims under the Age Discrimination in Employment Act of 1967, as amended, are among the rights and claims against the Company that the Employee is releasing, and that the Employee understands that the Employee is not releasing any rights or claims arising after the Effective Date.

(c) The Employee further agrees never to sue the Company or cause the Company to be sued regarding any matter within the scope of the above release. If the Employee violates this release by suing the Company or causing the Company to be sued, the Employee agrees to pay all costs and expenses of defending against the suit incurred by the Company, including reasonable attorneys’ fees except to the extent that paying such costs and expenses is prohibited by law or would result in the invalidation of the foregoing release.

(d) Released Parties are the Company, all current and former parents, affiliates, subsidiaries, related companies, partnerships or joint ventures, and, with respect to each of them, their predecessors and successors; and, with respect to each such entity, all of its past, present, and future employees, officers, directors, stockholders, owners, representatives, assigns, attorneys, agents, insurers, employee benefit programs (and the trustees, administrators, fiduciaries and insurers of such programs), and any other person acting by, through, under or in concert with any of the persons or entities listed in this paragraph, and their successors.

(e) Provided, however, that the Employee shall not be prevented from bringing or making any claim, report, or disclosure to the Equal Employment Opportunity Commission, Securities and Exchange Commission, Occupational Safety and Health Administration or any other government agency to whom disclosures are protected by law, in each case to the extent the right to bring such claims, reports, or disclosures are protected by law; notwithstanding the foregoing, however, the Employee agrees to waive the right to receive monetary recovery directly from the Company, including Company payments that result from any complaints or charges that the Employee files with any governmental agency, or that are filed on the Employee’s behalf.

14. Bring Down Release. As a further condition to the payments and benefits herein, the Employee agrees, within twenty-one (21) days following the Termination Date, to execute and not revoke a release of claims in the form attached hereto as Exhibit A

15. Breach by the Employee. The Company’s obligations to the Employee after the Effective Date are contingent on the Employee’s obligations under this Agreement. Any material breach of this Agreement by the Employee will result in the immediate cancellation of the Company’s obligations under this Agreement and of any benefits that have been granted to the Employee by the terms of this Agreement except to the extent that such cancellation is prohibited by law or would result in the invalidation of the foregoing release.

16. Employee Availability. The Employee agrees to make himself reasonably available to the Company to respond to requests by the Company for information pertaining to or relating to the Company and/or the Company’s affiliates, subsidiaries, agents, officers, directors or employees that may be within the knowledge of the Employee. The Employee will cooperate fully with the Company in connection with any and all existing or future litigation or investigations brought by or against the Company or any of its affiliates, agents, officers, directors or employees, whether administrative, civil or criminal in nature, in which and to the extent the Company deems the Employee’s cooperation necessary. The Company will reimburse the Employee for reasonable out of pocket expenses incurred as a result of such cooperation. Nothing herein shall prevent the Employee from communicating with or participating in any government investigation.

17. Non-Disparagement. The Employee agrees, subject to any obligations the Employee may have under applicable law that he will not make or cause to be made any statements that disparage, are inimical to, or damage the reputation of the Company or any of its affiliates, subsidiaries, agents, officers, directors or employees (it being understood that nothing in this section shall restrict the Employee in any way from making any truthful statement to any government agency or official). In the event such a communication is made to anyone, including but not limited to the media, public interest groups and publishing companies, it will be considered a material breach of the terms of this Agreement and the Employee will be required to reimburse the Company for any and all compensation and benefits (other than those already vested) paid under the terms of this Agreement and all commitments to make additional payments to the Employee will be null and void.

18. Future Employment. The Company is not obligated to offer employment to the Employee (or to accept services or the performance of work from the Employee directly or indirectly) now or in the future.

19. Severability of Provisions. In the event that any provision in this Agreement is determined to be legally invalid or unenforceable by any court of competent jurisdiction, and cannot be modified to be enforceable, the affected provision shall be stricken from the Agreement, and the remaining terms of the Agreement and its enforceability shall remain unaffected.

20. Return of Company Property. The Employee agrees that as of the Termination Date, the Employee will have returned to the Company any and all remaining Company property or equipment in the Employee’s possession, including but not limited to: any computer, handheld electronic device, and credit card assigned to him. The Employee agrees that as of the Effective Date, the Employee will have no outstanding balance on his corporate credit card for which appropriate T&L accounting has not been submitted.

21. Waiver of Participation in Layoff Plan. The Employee will not be entitled to receive any severance pay or other layoff benefits under the Genworth Financial, Inc. Layoff Payment Plan (the “Layoff Plan”). The Employee hereby knowingly and voluntarily waives any rights to participate in or continue to participate in the Layoff Plan, which is incorporated herein by reference. After receiving a copy of this waiver, the Employee agrees that he has had ample and reasonable opportunity to carefully review and consider this waiver of benefits under the Layoff Plan. The Employee agrees that no person has pressured him or used duress to affect his decision. The Employee’s execution of this wavier is entirely voluntary.

22. Entire Agreement. This Agreement sets forth the entire agreement and understanding between the parties hereto and may be changed only with the written consent of both parties and only if both parties make express reference to this Agreement. The parties have not relied on any oral statements that are not included in this Agreement. This Agreement supersedes all prior agreements and understandings concerning the subject matter of this Agreement. Any modifications to this Agreement must be in writing and signed by the Employee and an authorized employee or agent of the Company.

23. Dispute Resolution. Any disagreement between the Employee and the Company concerning anything covered by this Agreement or concerning other terms and conditions of the Employee’s employment or the termination of the Employee’s employment will be settled by final and binding arbitration pursuant to the Company’s Resolve program. The Conditions of Employment document previously executed by the Employee and the Resolve Guidelines are incorporated herein by reference as if set forth in full in this Agreement. The decision of the arbitrator will be final and binding on both the Employee and the Company and may be enforced in a court of appropriate jurisdiction.

24. Applicable Law. This Agreement shall be construed, interpreted and applied in accordance with the law of the Commonwealth of Virginia.

25. Code Section 409A.

(a) This Agreement, to the extent it provides for payments to or on behalf of the Employee that are subject to Code section 409A, is intended to comply with Code section 409A and all applicable regulations and other generally applicable guidance issued thereunder. The Company reserves the right to modify or amend this Agreement in its discretion with or without the consent of the Employee to the extent necessary for the Agreement to comply with Code section 409A. In the event that the terms of the Agreement or any payments under the Agreement violate Code section 409A, the Employee shall be solely liable for payment of any taxes, including excise taxes, interest and penalties associated therewith.

(b) Notwithstanding anything in this Plan to the contrary, to the extent that any amount or benefit that would constitute non-exempt “deferred compensation” for purposes of Section 409A of the Code would otherwise be payable or distributable hereunder by reason of Employee’s termination of employment, such amount or benefit will not be payable or distributable to the Employee by reason of such circumstance unless (i) the circumstances giving rise to such termination of employment meet any description or definition of “separation from service” in Section 409A of the Code and applicable regulations (without giving effect to any elective provisions that may be available under such definition), or (ii) the payment or distribution of such amount or benefit would be exempt from the application of Section 409A of the Code by reason of the short-term deferral exemption or otherwise. This provision does not prohibit the vesting of any amount upon a termination of employment, however defined. If this provision prevents the payment or distribution of any amount or benefit, such payment or distribution shall be made on the date, if any, on which an event occurs that constitutes a Section 409A-compliant “separation from service.”

(c) Notwithstanding anything in this Plan to the contrary, if any amount or benefit that would constitute non-exempt “deferred compensation” for purposes of Section 409A of the Code would otherwise be payable or distributable under this Plan by reason of the Employee’s separation from service during a period in which he or she is a Specified Employee (as defined below), then, subject to any permissible acceleration of payment by the Company under Treas. Reg. Section 1.409A-3(j)(4)(ii) (domestic relations order), (j)(4)(iii) (conflicts of interest), or (j)(4)(vi) (payment of employment taxes):

(i) if the payment or distribution is payable in a lump sum, the Employee’s right to receive payment or distribution of such non-exempt deferred compensation will be delayed until the earlier of the Employee’s death or the first business day of the seventh month following the Employee’s separation from service; and

(ii) if the payment or distribution is payable over time, the amount of such non-exempt deferred compensation that would otherwise be payable during the six-month period immediately following the Employee’s separation from service will be accumulated and the Employee’s right to receive payment or distribution of such accumulated amount will be delayed until the earlier of the Employee’s death or the first day of the seventh month following the Employee’s separation from service, whereupon the accumulated amount will be paid or distributed to the Employee and the normal payment or distribution schedule for any remaining payments or distributions will resume.

(d) For purposes of this agreement, the term “Specified Employee” has the meaning given such term in Code Section 409A and the final regulations thereunder (“Final 409A Regulations”), provided, however, that, as permitted in the Final 409A Regulations, the Company’s Specified Employees and its application of the six-month delay rule of Code Section 409A(a)(2)(B)(i) shall be determined in accordance with rules adopted by the Company, which shall be applied consistently with respect to all nonqualified deferred compensation arrangements of the Company, including the Plan and this agreement.

I acknowledge that I understand the above agreement includes the release of all claims. I understand that I am waiving unknown claims and I am doing so intentionally.

DANIEL SHEEHAN		GENWORTH FINANCIAL, INC.

/s/ Daniel Sheehan		By:	/s/ Melissa Hagerman

Date:	February 22, 2023	Date:	February 22, 2023

Exhibit A

Bring Down Release of Claims Agreement

ISSUE DATE: April 3, 2023

This Bring Down Release Agreement (“Agreement”) between Genworth Financial, Inc. (the “Company”) and Daniel Sheehan (the “Employee”) is hereby incorporated and made part of the Transition, Severance and Release Agreement between the Company and Employee dated on or about February 22, 2023 (the “Severance Agreement,” hereby incorporated by reference).

WHEREAS the Employee’s employment ended on or about March 31, 2023, and

WHEREAS the Employee entered into the Severance Agreement which provides, inter alia, that Employee be presented with this Agreement on or about Employee’s Termination Date as a condition to the payments and benefits under the Severance Agreement, and to bring down the release of claims through the Termination Date, and

WHEREAS the payments and other consideration provided to the Employee under this Agreement and the Severance Agreement are inclusive of all compensation, severance pay and other benefits to which the Employee is or may be entitled, and

WHEREAS the Company and the Employee intend the terms and conditions of this Agreement and the Severance Agreement to govern all issues related to the Employee’s employment and the cessation of the Employee’s employment with the Company.

NOW, THEREFORE, in consideration of the covenants and mutual promises contained herein and in the Severance Agreement, the Company and the Employee agree as follows:

1. Employee Representations. The Employee hereby represents and acknowledges to the Company that (a) the Company has advised the Employee to consult with an attorney of his choosing; (b) the Employee has had at least twenty-one (21) days to consider any waiver of his rights under the Age Discrimination in Employment Act of 1967, as amended (“ADEA”) prior to signing this Agreement; (c) Employee agrees with the Company that changes to this Agreement, if any, whether material or immaterial, will not restart the running of this consideration period; (d) the Employee has disclosed to the Company any information in his knowledge, possession, custody, or control concerning any conduct involving the Company or its affiliates that the Employee has any reason to believe involves any false claims to the United States or is or may be unlawful or violates Company Policy in any respect; (e) the consideration provided to the Employee under this Agreement is sufficient to support the releases provided by the Employee under this Agreement and is in addition to anything of value to which he was already entitled; and (f) the Employee has not filed any charges, claims or lawsuits against the Company involving any aspect of the Employee’s employment which have not been terminated as of the Effective Date of this Agreement. The Employee understands that the Company regards the representations made by him as material, and that the Company is relying on these representations in entering into this Agreement.

2. Effective Date of the Agreement. The Employee shall have seven days from the date the Employee signs this Agreement to revoke the Employee’s consent to the waiver of the Employee’s rights under the ADEA in writing addressed and delivered to the Company official identified below which action shall revoke this Agreement. In order to be valid, any written notice of revocation must be faxed, e-mailed, hand-delivered, or postmarked no later than the seventh (7th) calendar day after the date the Employee signs this Agreement. If the Employee revokes this Agreement, all of its provisions shall be void and unenforceable. If the Employee does not revoke consent, the Agreement will take effect on the day after the end of this revocation period (the “Effective Date”). Notice of revocation should be sent to: 6620 W. Broad Street, Building 1, Attention: Ryan Gorman, Richmond, VA 23230. Such notice may be e-mailed to Ryan.Gorman@genworth.com.

3. Release of Claims. The Employee and his heirs, assigns, and agents, release, waive, and discharge the Company and Released Parties as defined below from each and every claim, action or right of any sort, known or unknown, arising on or before the Effective Date.

(a)

The foregoing release includes, but is not limited to, any claim of discrimination on the basis of race, sex, pregnancy, religion, marital status, sexual orientation, national origin, handicap or disability, age, veteran status, special disabled veteran status, or citizenship status or any other category protected by law; any other claim based on a statutory prohibition or requirement; any claim arising out of or related to an express or implied employment contract, any other contract affecting terms and conditions of employment, or a covenant of good faith and fair dealing; any tort claims, any personal gain with respect to any claim arising under the qui tam provisions of the False Claims Act, 31 U.S.C. 3730 and any claims to attorney fees or expenses.

(b)

The Employee represents that the Employee understands the foregoing release, that rights and claims under the Age Discrimination in Employment Act of 1967, as amended, are among the rights and claims against the Company that the Employee is releasing, and that the Employee understands that he is not releasing any rights or claims arising after the Effective Date.

(c)

The Employee further agrees never to sue the Company or cause the Company to be sued regarding any matter within the scope of the above release. If the Employee violates this release by suing the Company or causing the Company to be sued, the Employee agrees to pay all costs and expenses of defending against the suit incurred by the Company, including reasonable attorneys’ fees except to the extent that paying such costs and expenses is prohibited by law or would result in the invalidation of the foregoing release.

(d)

Released Parties are the Company, all current and former parents, subsidiaries, related companies, partnerships or joint ventures, and, with respect to each of them, their predecessors and successors; and, with respect to each such entity, all of its past, present, and future employees, officers, directors, stockholders, owners, representatives, assigns, attorneys, agents, insurers, employee benefit programs (and the trustees, administrators, fiduciaries and insurers of such programs), and any other person acting by, through, under or in concert with any of the persons or entities listed in this paragraph, and their successors.

(e)

Provided, however, that the Employee shall not be prevented from bringing or making any claim, report, or disclosure to the Equal Employment Opportunity Commission, Securities and Exchange Commission, Occupational Safety and Health Administration or any other government agency to whom disclosures are protected by law, in each case to the extent the right to bring such claims, reports, or disclosures are protected by law; notwithstanding the foregoing, however, the Employee agrees to waive the right to receive monetary recovery directly from Company, including Company payments that result from any complaints or charges that the Employee files with any governmental agency, or that are filed on the Employee’s behalf.

4. Breach by Employee. The Company’s obligations to the Employee after the Effective Date are contingent on the Employee’s obligations under this Agreement and the Severance Agreement. Any material breach of this Agreement by the Employee will result in the immediate cancellation of the Company’s obligations under this Agreement and of any benefits that have been granted to the Employee by the terms of this Agreement except to the extent that such cancellation is prohibited by law or would result in the invalidation of the foregoing release.

5. Entire Agreement. This Agreement and the Severance Agreement sets forth the entire agreement and understanding between the parties hereto and may be changed only with the written consent of both parties and only if both parties make express reference to this Agreement. The parties have not relied on any oral statements that are not included in this Agreement. Any modifications to this Agreement must be in writing and signed by the Employee and an authorized employee or agent of the Company. This Agreement supersedes all prior agreements and understandings concerning the subject matter of this Agreement; provided, however, that except as provided herein, all other terms and conditions of the Severance Agreement shall remain in full force and effect and are hereby ratified and confirmed including, inter alia, the Confidentiality, Non-Disparagement, Non-Solicitation and any and all sections of the Severance Agreement which remain operative following the Termination Date pursuant to the terms of the Severance Agreement.

I acknowledge that I understand the above agreement includes the release of all claims. I understand that I am waiving unknown claims and I am doing so intentionally.

DANIEL SHEEHAN		GENWORTH FINANCIAL, INC.

/s/ Daniel Sheehan		By:	/s/ Melissa Hagerman

Date:	April 5, 2023	Date:	April 5, 2023

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